Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S-3 registration statement of our audit report dated March 6, 2015 relative to the financial statements of MagneGas Corporation, as of December 31, 2014 and 2013 and for each of the years then ended as included in the Form 10-K filed March 12, 2015.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

November 10, 2015